UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

HOOKIPA PHARMA INC.

(Exact name of  Registrant as Specified in Its Charter)

Delaware	001-38869	81-5395687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York	10118
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001	HOOK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2023, the Board of Directors (the “Board”) of HOOKIPA Pharma Inc. (the “Company”) changed the title of the Company’s current Chief Development Officer, Dr. Roman Necina, to Chief Operations Officer, effective January 1, 2024.

Roman Necina, Ph.D., has served as the Company’s Chief Development Officer since July 2022. Prior to that he was our Chief Technology Officer from November 2019 through June 2022. Dr. Necina’s biographical information is incorporated herein by reference from the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 13, 2023.

There are no arrangements or understandings pursuant to which Dr. Necina was selected for his position, other than his existing employment contract with the Company which remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOOKIPA Pharma Inc.

Date: December 1, 2023	By:	/s/ Joern Aldag
Joern Aldag
Chief Executive Officer
(Principal Executive Officer)